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                                                                    EXHIBIT 10.4

                     THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

      THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (this "AMENDMENT") is made and entered into as of the 31st day of January, 2003, between INTERFACE, INC., a Georgia corporation (the "COMPANY") and JOHN R. WELLS, a resident of Atlanta, Georgia ("EXECUTIVE").

                                   BACKGROUND

      The Company and Executive entered into an Employment Agreement, dated as of April 1, 1997, as amended by (i) the Amendment to Employment Agreement, dated as of January 6, 1998, and (ii) the Second Amendment to Employment Agreement, dated as of January 14, 1999 (as so amended, the "AGREEMENT"). The parties desire to further amend the Agreement as set forth in this Amendment.

                                    AGREEMENT

      For and in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Capitalized terms used in this Amendment, and not otherwise defined, shall have the meanings assigned to such terms in the Agreement.

      2. Section 1 of the Agreement is amended by deleting the first sentence thereof in its entirety and inserting the following two sentences in its place:

            Subject to the terms and conditions of this Agreement, Executive shall be employed by the Company as Senior Vice President of the Company (and President and Chief Executive Officer of Interface Americas, Inc.), and shall perform such duties and functions for the Company and its subsidiaries and affiliates as shall be specified from time to time by the Chief Executive Officer ("CEO") or Board of Directors of the Company. Executive accepts such employment and agrees to perform such executive duties as may be assigned to Executive.

      3. Section 2 of the Agreement is amended by deleting the following phrase:
", or President of Interface Americas,". Section 2 shall now read in its entirety as follows:

            2. Duties. Executive shall devote his full business related time and best efforts to accomplishing such executive duties at such locations as may be requested by the CEO of the Company acting under authorization from the Board of Directors of the Company.

      4. Sections 7(a)(iv) and 7(a)(v) of the Agreement are deleted in their entirety and the following are inserted in their place:

            (iv) "Products" - (A) carpet tile, broadloom carpet (whether 12-foot, 6-foot or other competitive widths) and resilient textile flooring, and (B) specialty chemicals and
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      interior architectural products (including raised/access floors) for contract, commercial, institutional and residential markets and customers.

            (v) "Services" - the services Executive shall provide as a Company executive, and that Executive shall be prohibited from providing (whether as an owner, partner, employee, consultant or in any other capacity) in competition with the Company, in accordance with the terms of this Agreement, which are to manage and supervise, and to have responsibility for, the conduct of the business of designing, developing, manufacturing, purchasing for resale, marketing, selling, distributing, installing, maintaining and reclaiming Products, including, without limitation, (A) preparation of business plans, budgets and forecasts, (B) development of strategies for pricing of products to customers, (C) supervision of marketing and sale of products and customer service, (D) development of overall strategy for such business, (E) design and development of products, (F) development and maintenance of relationships with principal customers and suppliers, (G) employment and supervision of key executives and sales personnel, (H) development of plans for expansion of such business, including expansion through merger, acquisition, joint venture and other combinations and affiliations, and (I) supervision and oversight of manufacturing operations and quality control for Products, including "mass customization" production strategy and methods for reducing waste in the production process. Executive acknowledges that he has been informed of and had an opportunity to discuss with the Company the specific activities Executive will perform as Services and that Executive understands the scope of the activities constituting Services.

      5. The Agreement, as expressly amended by this Amendment, shall remain in full force and effect in accordance with its terms and continue to bind the parties.

      Executive has executed this Amendment, and the Company has caused this Amendment to be executed by a duly authorized representative, as of the date first set forth above.

                                    THE COMPANY

                                    Interface, Inc.


                                    By: /s/ Daniel T. Hendrix
                                        ---------------------------------------
                                        Daniel T. Hendrix
                                        President and Chief Executive Officer

                                    EXECUTIVE:

                                    /s/ John R. Wells
                                    -------------------------------------------
                                    John R. Wells